Exhibit 99.1
American Commercial Lines, Inc. Annual Stockholder Meeting May 19, 2008

This presentation includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.'s filings with the SEC, including its most recently filed Form 10-K and Form 10-Q. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise. Forward Looking Statements

Strategic Priorities Phase I - Achieve our Potential Safety Asset Utilization Yield Management People Sox Compliance Phase II - Organic Growth Phase III - Inorganic Growth Expand Markets Account Penetration New Products & Services Customer Service Enhance Portfolio Mix Innovation Protect our profits Control our costs Strengthen our portfolio ACL is a Barge Operator and Manufacturer that Builds, Moves, Sells, and Reinvests in Barges in Order to Serve the Evolving Needs of the Marketplace.

2008 Priorities Improve portfolio quality in Transportation & Manufacturing Apply price leverage created from value propositions Optimize capital application Control costs Deliver quarterly updates on key operational metrics Revenue Portfolio Mix Organic Growth Transportation & Manufacturing Productivity Delay Days

American Commercial Lines, Inc. Annual Stockholder Meeting May 19, 2008